As filed with the Securities and Exchange Commission on February 10, 2000.

                                                 Registration No. 333-96069
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                              AMENDMENT No. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
               (Exact name of registrant as specified in charter)
                                ---------------

                  Internet Infrastructure HOLDRS SM Trust
                                yet-to-be formed
                     [Issuer with respect to the receipts]

             Delaware                               6211                            13-5674085
   (State or other jurisdiction         (Primary Standard Industrial             (I.R.S. Employer
 of incorporation or organization)      Classification Code Number)           Identification Number)

                                ---------------
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000

   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

             Andrea L. Dulberg, Esq.                                   Copies to:
                Corporate Secretary                                Andrew B. Janszky
       Merrill Lynch, Pierce, Fenner & Smith                      Shearman & Sterling
                   Incorporated                                   599 Lexington Avenue
                 250 Vesey Street                               New York, New York 10022
             New York, New York 10281                                (212) 848-4000
                  (212) 449-1000
(Name, address, including zip code, and telephone
                     number,
    including area code, of agent for service)

       Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    Proposed Maximum
 Title of Each Class of                            Proposed Maximum    Aggregate        Amount of
       Securities             Amount to Be          Offering Price      Offering       Registration
    to Be Registered           Registered           Per Receipt(1)      Price(1)        Fee(2)(3)
---------------------------------------------------------------------------------------------------
Internet Infrastructure
 HOLDRS.................    1,000,000,000 receipts       $100        $1,099,000,000      $290,136

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 10,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 990,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.

(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on February 3, 2000, $2,640 of this registration fee for 100,000 receipts based on a proposed maximum offering price of $100 per receipt.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion

              Preliminary Prospectus dated February 10, 2000

PROSPECTUS
                    [LOGO OF HOLDRS INTERNET INFRASTRUCTURE]

                     1,000,000,000 Depositary Receipts

                  Internet Infrastructure HOLDRS SM Trust

    The Internet Infrastructure HOLDRS SM Trust will issue Depositary Receipts called Internet Infrastructure HOLDRS SM representing your undivided beneficial ownership in the U.S.-traded common stock, of a group of specified companies that, among other things, provide software and technology services, which enhance Internet content and functionality, network performance and web site service and analysis, to Internet companies. The Bank of New York will be the trustee. You only may acquire, hold or transfer Internet Infrastructure HOLDRS in a round-lot amount of 100 Internet Infrastructure HOLDRS or round-lot multiples. Internet Infrastructure HOLDRS are separate from the underlying deposited common stocks that are represented by the Internet Infrastructure HOLDRS. For a list of the names and the number of shares of the companies that make up an Internet Infrastructure HOLDRS, see "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS" starting on page 9. The trust will issue the additional Internet Infrastructure HOLDRS on a continuous basis.

    Investing in Internet Infrastructure HOLDRS involves significant risks. See "Risk factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Internet Infrastructure HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Internet Infrastructure HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for Internet Infrastructure HOLDRS. Application has been made to list the Internet Infrastructure HOLDRS on the American Stock Exchange under the symbol "IIH."

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                         Initial
                                                         Price to Underwriting
                                                         Public*      Fee
                                                         -------- ------------
     Per Internet Infrastructure HOLDR..................                2%

    -----
    * Includes underwriting fee.

For purchases of Internet Infrastructure HOLDRS in excess of     Internet
Infrastructure HOLDRS, the underwriting fee will be  %.

                                  -----------

                              Merrill Lynch & Co.

                                  -----------

                   The date of this prospectus is     , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Internet Infrastructure HOLDRS...............................   9
The Trust..................................................................  16
Description of Internet Infrastructure HOLDRS..............................  16
Description of the Underlying Securities...................................  17
Description of the Depositary Trust Agreement..............................  19
Federal Income Tax Consequences............................................  22
ERISA Considerations.......................................................  23
Plan of Distribution.......................................................  23
Legal Matters..............................................................  24
Where You Can Find More Information........................................  24

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Internet Infrastructure HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet Infrastructure HOLDRS in any jurisdiction where the offer or sale is not permitted.

                                    SUMMARY

     The Internet Infrastructure HOLDRS trust will be formed under the
depositary trust agreement, dated as of February   , 2000 among The Bank of
New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Infrastructure HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry. The Internet infrastructure segment of the Internet industry consists of companies that, among other things, provide software and technology services, which enhance Internet content and functionality, network performance and web site service and analysis, to Internet companies. The number of shares of each common stock held by the trust with respect to each round-lot of Internet Infrastructure HOLDRS is specified under "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue Internet Infrastructure HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Internet Infrastructure HOLDRS are separate from the underlying common stocks that are represented by the Internet
Infrastructure HOLDRS.

                                  RISK FACTORS

      An investment in Internet Infrastructure HOLDRS involves risks similar to investing in each of the underlying securities outside of the Internet Infrastructure HOLDRS, including the risks associated with concentrated investments in Internet infrastructure companies.

General Risk Factors

     . Loss of investment. Because the value of Internet Infrastructure HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Internet Infrastructure HOLDRS if the underlying securities decline in value.

     . Discount trading price. Internet Infrastructure HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the Internet infrastructure segment of the Internet industry. While the underlying securities are common stocks of companies generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry, the underlying securities and the Internet Infrastructure HOLDRS may not necessarily follow the price movements of the entire Internet infrastructure segment generally. If the underlying securities decline in value, your investment in the Internet Infrastructure HOLDRS will decline in value even if common stock prices in the Internet infrastructure segment generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the Internet infrastructure segment of the Internet industry. In this case, the Internet Infrastructure HOLDRS may no longer consist of securities issued only by companies involved in the Internet infrastructure segment.

     . No investigation of underlying securities. The underlying securities included in the Internet Infrastructure HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the Internet infrastructure segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Internet Infrastructure HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Internet Infrastructure HOLDRS may not necessarily continue to be a diversified investment in the Internet infrastructure segment of the Internet industry. As a result of market fluctuation and/or reconstitution events, Internet Infrastructure HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Internet Infrastructure HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Internet Infrastructure HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Internet Infrastructure HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Internet Infrastructure HOLDRS may be halted if trading in one or more of the underlying securities is halted. If so, you will not be able to trade Internet Infrastructure HOLDRS even though there is trading in some of the underlying securities; however, you will be able to cancel your Internet Infrastructure HOLDRS to receive the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet Infrastructure HOLDRS. If the Internet Infrastructure HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Internet Infrastructure HOLDRS are listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Internet Infrastructure HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may trade in the underlying securities for its own account. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Internet Infrastructure HOLDRS, the selection of the Internet infrastructure segment of the Internet industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Internet Infrastructure HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of Internet Infrastructure HOLDRS, particularly in connection with the initial issuance of Internet Infrastructure HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying securities may decline after these purchases as the volume of purchases decreases. This in turn is likely to have an immediate, adverse effect on the trading price of Internet Infrastructure HOLDRS.


      Risk Factors Specific to the Internet Infrastructure Segment of the Internet Industry

     . Internet infrastructure company stock prices have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Internet Infrastructure HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of Internet infrastructure companies have been and are likely to be extremely volatile. Internet infrastructure companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

            . actual or anticipated variations in companies' quarterly operating results;

            . announcements of technological innovations or new services by Internet companies or their competitors;

            .  changes in financial estimates by securities analysts;

            .  conditions or trends in Internet online service companies;

            .  conditions or trends in online securities trading;

            . changes in the market valuations of the Internet or online service companies;

            .  developments in Internet regulations;

            . announcements by Internet infrastructure companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            .  unscheduled system downtime;

            .  additions or departures of key personnel; and

            . sales of Internet infrastructure companies' common stock or other securities in the open market.

            In addition, the trading prices of Internet infrastructure stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet infrastructure stocks are extraordinarily high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially. These trading prices and valuations may not be sustained. Also, any negative change in the public's perception of the prospects of Internet or e-commerce companies could depress the stock prices of an Internet infrastructure company regardless of its operating results. Other broad market and industry factors may also decrease the stock price of Internet infrastructure stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of Internet infrastructure stocks.

     . Internet infrastructure companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure.

     . New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many Internet infrastructure companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of Internet infrastructure companies.

     . The success of Internet infrastructure companies depends on continued growth of Internet use for online commerce and communication. Future revenues and any future profits of Internet companies depend substantially upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Web, the Internet and other online services is a recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. Internet companies rely on consumers who have previously used traditional means of commerce to exchange information and to purchase goods and services. For Internet companies to be successful, consumers must accept and use new ways of conducting business and exchanging information.

     . The success of many Internet infrastructure companies depends on increasing market awareness of their brands. Failure of many Internet infrastructure companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many Internet infrastructure companies. Due in part to the emerging nature of the market for Internet management solutions offered by Internet infrastructure companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that Internet infrastructure companies will be successful in increasing market awareness of their brands.

     . Inability to manage rapid growth could adversely affect systems, management resources and revenues. Many Internet infrastructure companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many Internet infrastructure companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

     . Inability to adequately protect proprietary rights may harm the competitive positions of many Internet infrastructure companies. Many Internet infrastructure companies rely on a combination of copyrights, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, Internet infrastructure companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require Internet infrastructure companies to enter to royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of Internet infrastructure companies is uncertain.

     . Many Internet infrastructure companies are developing strategies to generate additional revenues for their products and services outside the United States, if they are unsuccessful it could result in slower revenue growth and losses. Many Internet infrastructure companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many Internet infrastructure companies cannot be certain that investments in establishing facilities in other countries will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally.

     . Many Internet infrastructure companies have a limited operating history which makes financial forecasting difficult. Many Internet infrastructure companies are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. Internet infrastructure companies ability to forecast accurately their quarterly revenue is limited because their software products have a long sales cycle that makes it difficult to predict the quarter in which they can recognize revenue, and because of the variability of client demand for professional services. Internet infrastructure companies would expect their business, operating results and financial condition to be materially adversely affected if their revenues do not meet their projections and that net losses in a given quarter would be even greater than expected.

     . Many Internet infrastructure companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many Internet infrastructure companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these Internet infrastructure companies will be able to continue to attract and retain qualified personnel.

                  HIGHLIGHTS OF INTERNET INFRASTRUCTURE HOLDRS

      This discussion highlights information regarding Internet Infrastructure HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet Infrastructure HOLDRS.

Issuer..................       Internet Infrastructure
                               HOLDRS Trust.

The trust....................
                               The Internet Infrastructure HOLDRS Trust will be formed under the depositary trust agreement, dated as of February , 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Infrastructure HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Internet               Internet Infrastructure HOLDRS are designed
Infrastructure HOLDRS...       to achieve the following:

                               Diversification. Internet Infrastructure HOLDRS are designed to allow you to diversify your investment in the Internet infrastructure segment of the Internet industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Internet Infrastructure HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Internet Infrastructure HOLDRS, and can cancel their Internet Infrastructure HOLDRS to receive each of the underlying securities represented by the Internet Infrastructure HOLDRS.

                               Transaction costs. The expenses associated with trading Internet Infrastructure HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets.................
                               The trust will hold shares of common stock issued by specified Internet infrastructure companies. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement-- Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the Internet Infrastructure HOLDRS.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Internet Infrastructure        The trust will issue Internet
HOLDRS..................       Infrastructure HOLDRS that represent your
                               undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf. The Internet
                               Infrastructure HOLDRS themselves are separate from the underlying securities that are represented by the Internet Infrastructure
                               HOLDRS.

                               The specific share amounts for each round-lot of 100 Internet Infrastructure HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90- $100 per Internet Infrastructure HOLDR and the initial weightings of each underlying security included in the Internet Infrastructure HOLDRS approximates the relative market capitalizations of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum weight of 20%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of February 7, 2000 preliminary prospectus, are set forth in the table below; however, such share amounts and weightings are expected to change during the period between February 7, 2000 and the pricing date.

                               After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                               The following chart provides the

                               . names of the 20 issuers of the underlying securities represented by the Internet Infrastructure HOLDRS,

                               .  stock ticker symbols,

                               . indicative share amounts represented by a round-lot of 100 Internet Infrastructure HOLDRS (as of February 7, 2000),

                               .  indicative weightings as of February 7,
                                  2000, and

                               .  principal market on which the shares of
                                  common stock of the selected companies are traded.

                                                        Indicative            Primary
                                                          Share    Indicative Trading
                    Ticker        Name of Company        Amounts   Weightings Market
                    ------   -------------------------- ---------- ---------- -------
                    EXDS     EXODUS COMMUNICATIONS INC.      8       11.20%   NASDAQ
                    AKAM     AKAMAI TECHNOLOGIES INC.        4       10.35%   NASDAQ
                    VRSN     VERISIGN INC.                   5       10.33%   NASDAQ
                    INSP     INFOSPACE COM INC.              4        7.12%   NASDAQ
                    BVSN     BROADVISION INC.                4        6.76%   NASDAQ
                    VIGN     VIGNETTE CORP                   3        6.73%   NASDAQ
                    INKT     INKTOMI CORP                    5        6.67%   NASDAQ
                    BEAS     BEA SYSTEMS INC.                5        5.56%   NASDAQ
                    RNWK     REALNETWORKS INC.               3        5.41%   NASDAQ
                    PRSF     PORTAL SOFTWARE INC.            7        4.46%   NASDAQ
                    VITR     VITRIA TECHNOLOGY               3        3.86%   NASDAQ
                    INAP     INTERNAP NETWORK SVCS CORP      6        3.80%   NASDAQ
                    ISLD     DIGITAL ISLAND INC.             3        3.07%   NASDAQ
                    NSOL     NETWORK SOLUTIONS INC.          1        2.82%   NASDAQ
                    KANA     KANA COMMUNICATIONS             1        2.72%   NASDAQ
                    ATON     ALTEON WEBSYSTEMS INC.          2        2.15%   NASDAQ
                    USIX     USINTERNETWORKING INC.          3        1.81%   NASDAQ
                    EPNY     E.PIPHANY INC.                  1        1.74%   NASDAQ
                    NAVI     NAVISITE INC.                   1        1.68%   NASDAQ
                    SWCM     SOFTWARE.COM INC.               2        1.65%   NASDAQ

                               The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Internet Infrastructure HOLDRS. These companies generally are considered to be 20 of the largest and most liquid companies with U.S.-traded common stock involved in the Internet infrastructure segment of the Internet industry, as measured by market capitalization and trading volume on February 7, 2000. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Internet Infrastructure HOLDRS in a round-lot of 100 Internet Infrastructure HOLDRS and round-lot multiples. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

                               The number of outstanding Internet
                               Infrastructure HOLDRS will increase and
                               decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Internet Infrastructure HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price........
                               The initial public offering price for 100
                               Internet Infrastructure HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$l00 per Internet Infrastructure HOLDR.

Purchases....................
                               After the initial offering, you may acquire
                               Internet Infrastructure HOLDRS in two ways:

                               . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............
                               If you purchase Internet Infrastructure HOLDRS in the initial public offering, you will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its role as underwriter, an underwriting fee equal to:

                               .  For purchases of    Internet Infrastructure
                                  HOLDRS or fewer, 2%.

                               .  For purchases in excess of    Internet
                                  Infrastructure HOLDRS,  %.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Internet Infrastructure HOLDRS made in the initial public offering.

Issuance and cancellation
fees.........................  After the initial offering, if you wish to create Internet Infrastructure HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Internet Infrastructure HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS. If you wish to cancel your Internet Infrastructure HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS.

Commissions..................
                               If you choose to deposit underlying securities in order to receive Internet Infrastructure HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

Custody fees.................
                               The Bank of New York, as trustee and as
                               custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Internet        You have the right to withdraw the
Infrastructure HOLDRS...       underlying securities upon request by
                               delivering a round-lot or integral multiple of a round-lot of Internet Infrastructure HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Internet Infrastructure HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Internet Infrastructure HOLDRS themselves will not have voting rights.

Rights relating to the             You have the right to:
underlying securities........

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                                  If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Internet Infrastructure HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........
                               A. If an issuer of underlying securities no
                                  longer has a class of common stock
                                  registered under section 12 of the
                                  Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Infrastructure HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Internet Infrastructure HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                               D. If an issuer's underlying securities are
                                  delisted from trading on a national
                                  securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date such securities are delisted.

                               If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events...........
                               A. The Internet Infrastructure HOLDRS are
                                  delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Internet Infrastructure HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding
                                  Internet Infrastructure HOLDRS vote to
                                  dissolve and liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax
consequences.................  The federal income tax laws will treat a U.S.
                               holder of Internet Infrastructure HOLDRS as directly owning the underlying securities. The Internet Infrastructure HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................
                               Application has been made to list the Internet Infrastructure HOLDRS on the American Stock Exchange under the symbol "IIH". Trading will take place only in round-lots of 100 Internet Infrastructure HOLDRS and round-lot multiples. A minimum of 150,000 Internet Infrastructure HOLDRS will be required to be outstanding when trading begins.

Trading......................
                               Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 Internet Infrastructure HOLDRS. Bid and ask prices, however, will be quoted per single Internet Infrastructure HOLDRS.

Clearance and settlement.....
                               The trust will issue Internet Infrastructure
                               HOLDRS in book-entry form. Internet
                               Infrastructure HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Internet Infrastructure HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Internet Infrastructure HOLDRS trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Internet Infrastructure HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Internet Infrastructure HOLDRS trust. The trust will be formed
pursuant to the depositary trust agreement, dated as of February   , 2000. The
Bank of New York will be the trustee. The Internet Infrastructure HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

      The Internet Infrastructure HOLDRS trust is intended to hold deposited shares for the benefit of owners of Internet Infrastructure HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

               DESCRIPTION OF INTERNET INFRASTRUCTURE HOLDRS

      The trust will issue Internet Infrastructure HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Internet Infrastructure HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Internet Infrastructure HOLDRS in a round-lot of 100 Internet Infrastructure HOLDRS and round-lot multiples. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

      Internet Infrastructure HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS."

      Beneficial owners of Internet Infrastructure HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet Infrastructure HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Internet Infrastructure HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Internet Infrastructure HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet Infrastructure HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet Infrastructure HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Internet Infrastructure HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Internet Infrastructure HOLDRS will be available only in book-entry form. Owners of Internet Infrastructure HOLDRS may hold their Internet Infrastructure HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various segments of the Internet infrastructure segment of the Internet industry and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies in the Internet infrastructure segment as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on February 7, 2000:

    .  Market capitalization equal to or greater than $3 billion;

    . Average daily trading volume of at least 240,000 shares over the 60 trading days before February 7, 2000;

    . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to February 7, 2000) of at least $16 million over the 60 trading days before February 7, 2000; and

    .  A trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the Internet Infrastructure HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the Internet infrastructure segment of the Internet industry. In this case, the Internet Infrastructure HOLDRS may no longer consist of securities issued by companies involved in the Internet infrastructure segment. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet infrastructure segment of the Internet industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Internet Infrastructure HOLDRS, please refer to "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the stated selection criteria. Accordingly, before you acquire Internet

Infrastructure HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Internet Infrastructure HOLDR based upon the indicative share amounts set forth in the table on page 11 of this preliminary prospectus, measured at the close of each business day from October 29, 1999 the first date when all of the underlying securities were publicly traded, to February 7, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

                  Internet                      Internet                    Internet                    Internet
               Infrastructure                Infrastructure              Infrastructure              Infrastructure
1999               HOLDRS     1999               HOLDRS     2000             HOLDRS     2000             HOLDRS
----           -------------- ----           -------------- ----         -------------- ----         --------------
October 29..       40.61      December 1...      55.49      January 3...     87.26      February 1..     83.70
November 1..       42.59      December 2...      59.04      January 4...     82.86      February 2..     84.60
November 2..       43.61      December 3...      62.56      January 5...     79.72      February 3..     88.25
November 3..       44.66      December 6...      66.18      January 6...     72.17      February 4..     87.25
November 4..       44.26      December 7...      69.35      January 7...     76.97      February 7..     88.32
November 5..       46.34      December 8...      72.56      January 10..     85.26
November 8..       49.84      December 9...      74.65      January 11..     83.29
November 9..       48.93      December 10..      74.51      January 12..     78.96
November 10..      48.86      December 13..      73.43      January 13..     80.38
November 11..      47.76      December 14..      71.22      January 14..     80.85
November 12..      48.58      December 15..      71.08      January 18..     83.86
November 15..      49.47      December 16..      75.27      January 19..     84.78
November 16..      53.26      December 17..      76.83      January 20..     88.12
November 17..      52.56      December 20..      77.75      January 21..     93.18
November 18..      55.09      December 21..      82.69      January 24..     90.08
November 19..      54.95      December 22..      82.72      January 25..     92.32
November 22..      56.50      December 23..      82.06      January 26..     90.79
November 23..      57.53      December 27..      80.98      January 27..     91.71
November 24..      57.77      December 28..      82.11      January 28..     84.81
November 26..      59.33      December 29..      84.87      January 31..     81.84
November 29..      59.73      December 30..      85.16
November 30..      56.72      December 31..      85.66


[Graph]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of February , 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet Infrastructure HOLDRS, provides that Internet Infrastructure HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Internet Infrastructure HOLDRS. You may create and cancel Internet Infrastructure HOLDRS only in round-lots of 100 Internet Infrastructure HOLDRS. You may create Internet Infrastructure HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS. Similarly, you must surrender Internet Infrastructure HOLDRS in integral multiples of 100 Internet Infrastructure HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Internet Infrastructure HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Internet Infrastructure HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Internet Infrastructure HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Internet Infrastructure HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Internet Infrastructure HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet Infrastructure HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet Infrastructure HOLDRS.

      Further issuances of Internet Infrastructure HOLDRS. The depositary trust agreement provides for further issuances of Internet Infrastructure HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Infrastructure HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Internet Infrastructure HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Internet Infrastructure HOLDRS will surrender their Internet Infrastructure HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet Infrastructure HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Internet Infrastructure HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Internet Infrastructure HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet Infrastructure HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet Infrastructure HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet Infrastructure HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Internet Infrastructure HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Internet Infrastructure HOLDRS. If you wish to create Internet Infrastructure HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS. If you wish to cancel your Internet Infrastructure HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Internet Infrastructure HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Internet Infrastructure HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet Infrastructure HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Internet Infrastructure HOLDRS for:

    .  a citizen or resident of the United States;

    . a corporation or partnership created or organized in the United States or under the laws of the United States;

    . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    . or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

    . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Internet Infrastructure HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Internet Infrastructure HOLDRS

      A receipt holder purchasing and owning Internet Infrastructure HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet Infrastructure HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet Infrastructure HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Internet Infrastructure HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet Infrastructure HOLDRS. Similarly, with respect to sales of Internet Infrastructure HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Internet Infrastructure HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Internet Infrastructure HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet Infrastructure HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

      Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Internet Infrastructure HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet Infrastructure HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Internet Infrastructure HOLDRS. Merrill Lynch & Co., as underwriter, proposes to offer the Internet Infrastructure HOLDRS to the public at the offering price set forth on the cover page of this prospectus. Merrill Lynch expects the trust to deliver the initial distribution of Internet Infrastructure HOLDRS against deposit of the underlying securities in New York,
New York on     , 2000. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Internet Infrastructure HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, Merrill Lynch will not make any sales to a discretionary account without the prior written approval of a purchaser of Internet Infrastructure HOLDRS.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet Infrastructure HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet Infrastructure HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Internet Infrastructure HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Internet Infrastructure HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet Infrastructure HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet Infrastructure HOLDRS. This prospectus relates only to Internet Infrastructure

HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet Infrastructure HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet Infrastructure HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through January 2000. All market prices in excess of one dollar are rounded to the nearest one-sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                     AKAMAI TECHNOLOGIES, INC. (AKAM)

      Akamai Technologies, Inc. provides an Internet content and applications delivery service throughout the world. Akamai's technology is designed to improve the reliability and access speed to Web sites and protects Web sites from crashes that may occur during times of high usage. Akamai's proprietary software also allows its customers to include enhanced content applications, such as graphics, banner advertisements, photographs, animation, audio and video, while maintaining the speed and reliability of the Web site. Its software also manages Internet traffic patterns and delivers its customers' Internet content and applications through the most efficient route. Akamai currently sells its services through a direct sales force that targets the most heavily used Web sites and intends to use resellers and other indirect distribution channels to penetrate other markets.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January       *    January      *    January      *    January      *    January      *     January 249 1/8
February      *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April        *
May           *    May          *    May          *    May          *    May          *
June          *    June         *    June         *    June         *    June         *
July          *    July         *    July         *    July         *    July         *
August        *    August       *    August       *    August       *    August       *
September     *    September    *    September    *    September    *    September    *
October       *    October      *    October      *    October      *    October   145 3/16
November      *    November     *    November     *    November     *    November  237
December      *    December     *    December     *    December     *    December  327 3/8

      The closing price on     , 2000 was     .

                      ALTEON WEBSYSTEMS, INC. (ATON)

      Alteon Websystems, Inc. develops products designed to enable companies that do business over the Internet to adapt to the increased use of the Internet. Alteon products include switches, server adapters and software, and they are marketed to a customer base which includes e-commerce companies, Internet service and content providers and Web hosting companies. Alteon's products increase the performance of Web servers and data centers by enabling network traffic to move more quickly and efficiently. Alteon markets and sells its products through its own direct sales force, resellers and original equipment manufacturers.

           Closing           Closing           Closing           Closing           Closing         Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price   2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January       *    January      *    January      *    January      *    January      *    January 98 3/8
February      *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April        *
May           *    May          *    May          *    May          *    May          *
June          *    June         *    June         *    June         *    June         *
July          *    July         *    July         *    July         *    July         *
August        *    August       *    August       *    August       *    August       *
September     *    September    *    September    *    September    *    September 94
October       *    October      *    October      *    October      *    October   71 3/4
November      *    November     *    November     *    November     *    November  96 1/2
December      *    December     *    December     *    December     *    December  87 3/4

      The closing price on      , 2000 was       .

                         BEA SYSTEMS, INC. (BEAS)

      BEA Systems, Inc. develops software for companies to use in their e-commerce activities. BEA's software allows companies to build their e-commerce infrastructure and integrate their e-commerce activities with existing operations. BEA's e-commerce platform includes products which serve as platforms or integration tools for activities such as billing, customer service, securities trading, electronic fund transfers, travel reservations and Internet sales. BEA markets and sells its products to a variety of industries, including banking and finance, telecommunications, retail, manufacturing, transportation and the government. BEA uses its own direct sales force as well as vendors and system integration companies to market and sell its products.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- ------- -------
January       *    January      *    January      *    January    9 27/32 January    6 29/32 January 75 3/8
February      *    February     *    February     *    February  13 7/16  February   8 9/16
March         *    March        *    March        *    March     14 1/16  March      7 13/16
April         *    April        *    April     3       April     11 1/8   April      7 9/16
May           *    May          *    May       6 5/8   May       10 1/32  May       10 3/16
June          *    June         *    June      9 1/8   June      11 15/32 June      14 9/32
July          *    July         *    July      9 11/16 July       9 13/16 July      12 1/4
August        *    August       *    August    9 3/16  August     7 5/8   August    12 1/16
September     *    September    *    September 8 15/16 September 10 13/16 September 17 21/32
October       *    October      *    October   6 3/4   October    9 51/64 October   22 13/16
November      *    November     *    November  7 3/16  November   6       November  40 5/8
December      *    December     *    December  8 21/32 December   6 1/8   December  69 15/16

      The closing price on      , 2000 was     .

                         BROADVISION, INC. (BVSN)

      Broadvision, Inc. develops and markets software which allows companies to establish one-to-one relationships with their customers, suppliers, partners, distributors and employees using the Internet. Broadvision's software facilitates e-commerce, online customer service and support and online financial services. Its software enables companies to personalize and custom-tailor their website to a specific customers' business and personal needs. Broadvision markets and sells its products through its own direct sales force and resellers. Broadvision will effect a 3-for-1 stock split on its common stock in the form of a stock dividend to shareholders of record on February 21, 2000. The stock will begin trading on a split-adjusted basis on March 14, 2000. The following table does not take into account any adjustments for this stock split.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- ------- --------
January       *    January      *    January   2 59/64 January   2 39/64  January   13 61/64 January 127 5/16
February      *    February     *    February  3       February  4 13/64  February  14 61/64
March         *    March        *    March     2 53/64 March     5 61/64  March     19 59/64
April         *    April             April     1 49/64 April     6 11/64  April     19 23/64
May           *    May               May       2 27/64 May       5 5/16   May       17 21/64
June          *    June      2 21/64 June      2 13/64 June      7 61/64  June      24 37/64
July          *    July      1 53/64 July      2       July      6 27/64  July      23 15/64
August        *    August    1 7/8   August    1 3/4   August    6 15/64  August    33 3/16
September     *    September 2 5/8   September 2 19/64 September 3 33/64  September 44 23/64
October       *    October   2 1/2   October   2 21/64 October   5        October   73 5/8
November      *    November  2 19/64 November  2 37/64 November  8 7/8    November  93 1/16
December      *    December  2 5/8   December  2 11/64 December  10 43/64 December  170 1/16

      The closing price on        , 2000 was    .

                       DIGITAL ISLAND, INC. ( ISLD)

      Digital Island, Inc. provides a global electronic business delivery network and suite of services for enterprises that use the Internet to deploy critical business applications and conduct electronic commerce worldwide. Digital Island provides services aimed at enabling enterprises to effectively deploy and manage their global applications through the Internet. Digital Island's technology and services are designed to enhance availability, speed, security and functionality of its clients' Web sites, allowing its clients to manage transactions and content better than they are able to do using the public Internet. Digital Island markets its services predominantly through a direct sales force complemented by a range of external alliances and channels.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January       *    January      *    January      *    January      *    January      *     January 84 1/2
February      *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April        *
May           *    May          *    May          *    May          *    May          *
June          *    June         *    June         *    June         *    June      17 15/16
July          *    July         *    July         *    July         *    July      20 1/2
August        *    August       *    August       *    August       *    August    18 7/8
September     *    September    *    September    *    September    *    September 26
October       *    October      *    October      *    October      *    October   67 1/2
November      *    November     *    November     *    November     *    November  46 3/4
December      *    December     *    December     *    December     *    December  95 1/8

      The closing price on    , 2000 was    .

                          E.PIPHANY, INC. (EPNY)

      E.piphany, Inc. develops and markets software designed to assist companies establish, maintain and improve customer relationships across both Internet and traditional sales, marketing and distribution channels. E.piphany licenses its software to large and medium sized businesses and provides consulting, implementation and maintenance services. E.piphany licenses its software solutions, which collect and analyze data from customers' existing software systems and from third-party data providers to profile them with their customers' characteristics and preferences. These companies can then use this data to design and execute marketing campaigns as well as personalize products and services. E.piphany markets its products through its own direct sales force and indirectly through agreements with third parties to resell its software.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January       *    January      *    January      *    January      *    January      *     January   158
February      *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April        *
May           *    May          *    May          *    May          *    May          *
June          *    June         *    June         *    June         *    June         *
July          *    July         *    July         *    July         *    July         *
August        *    August       *    August       *    August       *    August       *
September     *    September    *    September    *    September    *    September  48 3/4
October       *    October      *    October      *    October      *    October    86
November      *    November     *    November     *    November     *    November  169 7/16
December      *    December     *    December     *    December     *    December  223 1/8

      The closing price on     , 2000 was     .

                    EXODUS COMMUNICATIONS, INC. (EXDS)

      Exodus Communications, Inc. offers Internet hosting services for enterprises with critical Internet operations. Hosting services include providing the infrastructure for a Web site, such as the hardware, software and the communication lines, with the content provided by the Exodus client. Exodus also offers network management solutions and technology services to improve performance of a Web site through monitoring to identify and resolve hardware, software, network and application problems before customer awareness. Exodus markets its products primarily through its own sales force and is developing a strategy to increase indirect selling efforts through the use of resellers and system integrators.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January       *    January      *    January      *    January   *       January   13 1/16  January 114 7/8
February      *    February     *    February     *    February  *       February   9 11/64
March         *    March        *    March        *    March     3 1/2   March     16 13/16
April         *    April        *    April        *    April     4 3/4   April     22 17/32
May           *    May          *    May          *    May       4 17/64 May       18 3/4
June          *    June         *    June         *    June      5 19/32 June      29 63/64
July          *    July         *    July         *    July      4 11/64 July      30 1/64
August        *    August       *    August       *    August    3 19/32 August    40 3/16
September     *    September    *    September    *    September 3 3/64  September 36 1/32
October       *    October      *    October      *    October   3 31/32 October   43
November      *    November     *    November     *    November  4 7/32  November  53 29/32
December      *    December     *    December     *    December  8 1/32  December  88 13/16

      The closing price on      , 2000 was       .

                        INFOSPACE.COM, INC. (INSP)

      InfoSpace.com, Inc. provides content for affiliated Web sites and Internet appliances, such as cellular phones, personal digital assistants and pagers. InfoSpace.com has acquired the rights to a wide variety of content which includes yellow pages, white pages, maps, stock quotes, weather forecasts and information on local businesses and events. InfoSpace.com gets content from a variety of sources and provides access to this content to the users of its customers' Web sites in a seamless manner, creating the impression for the user of never leaving that Web site. InfoSpace.com, Inc. derives substantially all of its revenues from national and local advertising and promotions. InfoSpace.com's network of affiliated Web sites and access to various Internet appliances allow advertisers to gain access to a broad and diverse audience of Internet users. InfoSpace.com uses its own direct sales force to offer a variety of national advertising and promotions. It also uses established local independent yellow pages publishers and direct marketing companies to sell local Internet yellow pages advertising.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January       *    January      *    January      *    January      *    January   14 3/8   January 140 1/8
February      *    February     *    February     *    February     *    February  13 5/8
March         *    March        *    March        *    March        *    March     22 5/32
April         *    April        *    April        *    April        *    April     35 53/64
May           *    May          *    May          *    May          *    May       23 1/2
June          *    June         *    June         *    June         *    June      23 1/2
July          *    July         *    July         *    July         *    July      22 31/32
August        *    August       *    August       *    August       *    August    23 1/32
September     *    September    *    September    *    September    *    September 20 9/16
October       *    October      *    October      *    October      *    October   27 13/16
November      *    November     *    November     *    November     *    November  50 27/32
December      *    December     *    December     *    December  9 17/32 December  107

      The closing price on      , 2000 was       .

                        INKTOMI CORPORATION (INKT)

      Inktomi Corporation develops and markets adaptable software applications designed to enhance the performance and efficiency of large-scale networks and address the challenges posed by the growth in the number of network users and the resulting increase in traffic volume and electronic commerce. Inktomi's software applications currently consist of network products and portal services. Its network products include a variety of products that increase network efficiency by reducing congestion and data access delays. Inktomi's portal services provide infrastructure services to a variety of Internet portals and other online service providers. Inktomi markets its products and services internationally through its own direct sales force and has established indirect distribution channels, including value-added resellers and joint marketing partners.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- ------- -------
January       *    January      *    January      *    January      *     January   35 31/32 January 99 7/16
February      *    February     *    February     *    February     *     February  31
March         *    March        *    March        *    March        *     March     42 3/4
April         *    April        *    April        *    April        *     April     60 1/16
May           *    May          *    May          *    May          *     May       51 3/8
June          *    June         *    June         *    June       9 29/32 June      65 3/4
July          *    July         *    July         *    July      14 17/32 July      54 3/32
August        *    August       *    August       *    August    12 1/8   August    56 11/16
September     *    September    *    September    *    September 18 3/4   September 60
October       *    October      *    October      *    October   21 5/64  October   50 23/32
November      *    November     *    November     *    November  33 25/64 November  64 1/2
December      *    December     *    December     *    December  32 31/64 December  88 5/8

      The closing price on       , 2000 was      .

                          INTERLIANT, INC. (INIT)

      Interliant, Inc. provides a wide range of hosting and enhanced Internet services to enable its customers to deploy and manage their Web sites and network-based applications. Interliant's service offerings include Web hosting, application hosting and consulting services. Interliant's Web hosting services store its customers' Web sites, software applications and data on its own data centers so that others on the Internet can get access to and interact with its customers' Web sites and network-based applications. Interliant's application hosting services provide its customers with the infrastructure needed to support e-mail, document sharing and document libraries. Interliant's consulting services provide assistance with desktop and network server support, and design, strategic technology planning and application development and implementation. Interliant markets its products and services through direct sales, Internet marketing and indirect sales channels, such as resellers and referral partners.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January     *     January     *     January     *     January      *     January 37 7/8
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June         *
July         *     July        *     July        *     July        *     July      19 1/4
August       *     August      *     August      *     August      *     August    12 11/16
September    *     September   *     September   *     September   *     September 11 15/16
October      *     October     *     October     *     October     *     October   12 1/2
November     *     November    *     November    *     November    *     November  22 1/4
December     *     December    *     December    *     December    *     December  26

      The closing price on      , 2000 was    .

               INTERNAP NETWORK SERVICES CORPORATION (INAP)

      InterNAP Network Services Corporation develops and markets routing infrastructure and technology, which are products that connect the Internet and which allow for enhanced data transmission to and from destinations on the Internet. InterNAP technology enables businesses to conduct their Internet-based activities using public network infrastructures. InterNAP routing products are designed to increase the speed of data transmission by bypassing Internet congestion, reduce data loss and accommodate the growing volume of traffic on the Internet. InterNAP markets and sells its products primarily through its own direct sales force.

           Closing           Closing           Closing           Closing           Closing         Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price   2000    Price
  ----     ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January       *    January      *    January      *    January      *    January      *    January 62 5/8
February      *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April        *
May           *    May          *    May          *    May          *    May          *
June          *    June         *    June         *    June         *    June         *
July          *    July         *    July         *    July         *    July         *
August        *    August       *    August       *    August       *    August       *
September     *    September    *    September    *    September    *    September 22 5/16
October       *    October      *    October      *    October      *    October   46 3/16
November      *    November     *    November     *    November     *    November  47 1/8
December      *    December     *    December     *    December     *    December  86 1/2

      The closing price on        , 2000 was    .

                     KANA COMMUNICATIONS, INC. (KANA)

      Kana Communications, Inc. develops and markets customer communication software products and services used for conducting business on the Internet. Kana's products and services allow enterprises conducting business on the Internet to manage high volumes of e-mail and other Internet communication, while assisting the delivery of specific and personalized information to each customer. Kana's technology allows its customers to collect, extract and analyze information contained in online communications, including Web-based forms, which can be used to enhance customer relationships. Kana markets its products through a direct sales force in the United States and Europe and also uses reseller and strategic relationships in targeted industries. On January 10, 2000, Kana declared a 2-for-1 stock split on its common stock for shareholders of record on January 28, 2000. The shares of common stock will begin trading on a split-adjusted basis on February 23, 2000. The following table does not take into account any adjustments for this stock split.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price   2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- ---------
January      *     January     *     January     *     January     *     January      *    January 249 15/16
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June         *
July         *     July        *     July        *     July        *     July         *
August       *     August      *     August      *     August      *     August       *
September    *     September   *     September   *     September   *     September  49 7/8
October      *     October     *     October     *     October     *     October    84 1/8
November     *     November    *     November    *     November    *     November  147
December     *     December    *     December    *     December    *     December  205

      The closing price on      , 2000 was    .

                           NAVISITE, INC. (NAVI)

      Navisite, Inc. offers Web site and application hosting and management services. Navisite's products enable businesses to outsource the deployment, configuration, hosting, management and support of their Web sites and Internet applications. Navisite also provides its customers with access to its own data centers and to faster and more reliable Internet connections. Navisite markets its products and services through a direct sales force with a focus on customer referrals based on industry relationships.

           Closing           Closing           Closing           Closing           Closing         Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price   2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      *     January     *     January     *     January     *     January      *    January 102 7/8
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June         *
July         *     July        *     July        *     July        *     July         *
August       *     August      *     August      *     August      *     August       *
September    *     September   *     September   *     September   *     September    *
October      *     October     *     October     *     October     *     October      47
November     *     November    *     November    *     November    *     November     53
December     *     December    *     December    *     December    *     December    100

      The closing price on      , 2000 was    .

                      NETWORK SOLUTIONS, INC. (NSOL)

      Network Solutions, Inc, is a provider of Web-identity services throughout the world. Network Solutions' web identity offerings consist primarily of domain name registration services. A domain name is used as a means to identify different addresses or sites on the Internet. Network Solutions is the exclusive registry and one of the leading registrars for business, organizations and individuals with, or who seek, domain names with the ".com", ".net", ".edu" and ".org" domains. It also assists in the registration of other existing domain names, including country code domain names. By registering specific Internet domain names, Network Solutions enables businesses, organizations and individuals to establish unique identities on the Internet. Network Solutions also offers registration search services which assist in brand protection. The registrar services are primarily marketed through a Web-based advertising and application process.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- ------- -------
January       *    January      *    January      *    January    9 3/8   January   120 1/2  January 216 7/8
February      *    February     *    February     *    February  10 1/8   February   90 3/4
March         *    March        *    March        *    March     18 9/16  March     105 3/4
April         *    April        *    April        *    April     26 1/2   April      77 3/4
May           *    May          *    May          *    May       18 31/64 May        63 5/8
June          *    June         *    June         *    June      22 1/2   June       79 1/8
July          *    July         *    July         *    July      18       July       62 1/4
August        *    August       *    August       *    August    12 7/8   August     57 5/8
September     *    September    *    September 10 7/8  September 20 13/16 September  91 7/8
October       *    October      *    October    9 1/2  October   26 11/16 October   118 1/2
November      *    November     *    November   8 1/8  November  32 13/16 November  149
December      *    December     *    December   6 9/16 December  65 7/16  December  217 9/16

      The closing price on        , 2000 was    .

                       PORTAL SOFTWARE, INC. (PRSF)

      Portal Software, Inc. develops and markets customer management and billing software for businesses that provide Internet-based services. Portal software allows a business to perform enhanced accounting, reporting, marketing and provisioning activities. Its software can provide reporting and provisioning on a "real-time" basis for such activities as account creation, user authentication and authorization, pricing, billing and customer service. Their customers include Internet service providers, online businesses and online divisions of telecommunications carriers. Portal markets and sells its products primarily through its direct sales force.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January       *    January      *    January      *    January      *    January      *     January 49 5/8
February      *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April        *
May           *    May          *    May          *    May          *    May       24 9/16
June          *    June         *    June         *    June         *    June      23 5/32
July          *    July         *    July         *    July         *    July      20 59/64
August        *    August       *    August       *    August       *    August    23 17/32
September     *    September    *    September    *    September    *    September 19 3/8
October       *    October      *    October      *    October      *    October   32 11/16
November      *    November     *    November     *    November     *    November  58 17/32
December      *    December     *    December     *    December     *    December  51 7/16

      The closing price on      , 2000 was       .

                         REALNETWORKS, INC. (RNWK)

      RealNetworks, Inc. develops and markets software products and services designed to enable users of personal computer and other digital devices to send and receive multi-media content, including audio, video and animation, over the Internet and on private networks. RealNetworks RealSystem G2 provides broadcasters and content providers with the technology to broadcast live and recorded audio, video and other multi-media programming simultaneously to a large number of users over Internet connections. Consumers, using the RealPlayer G2, are able to listen and view content from Web sites that use RealNetworks technology. RealNetworks has also developed secure methods for the music industry to distribute, and for users to record and play, music from the Internet. RealNetworks markets its products and services directly through the Internet, where substantially all of its products can be purchased and delivered from its Web site, through its own sales force and indirectly through value-added resellers and other distributors. On January 25, 2000, Real Networks declared a 2-for-1 stock split on its common stock for shareholders of record on January 28, 2000. The shares of common stock will begin trading on a split-adjusted basis on February 14, 2000. The following table does not take into account any adjustments for this stock split.

           Closing           Closing           Closing           Closing             Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- ------- --------
January       *    January      *    January      *    January    7 1/2   January    35 13/32 January 157 3/16
February      *    February     *    February     *    February   7 1/2   February   35 1/16
March         *    March        *    March        *    March     14 1/2   March      61 3/32
April         *    April        *    April        *    April     16 31/32 April     110 3/4
May           *    May          *    May          *    May       11 9/16  May        70 7/8
June          *    June         *    June         *    June      18 21/32 June       68 7/8
July          *    July         *    July         *    July      14 27/32 July       76 5/16
August        *    August       *    August       *    August     9 7/8   August     81 3/4
September     *    September    *    September    *    September 17 11/32 September 104 9/16
October       *    October      *    October      *    October   16 27/32 October   109 11/16
November      *    November     *    November  7 11/16 November  19       November  139 1/2
December      *    December     *    December  6 15/16 December  17 15/16 December  120 5/16

      The closing price on        , 2000 was    .

                      USINTERNETWORKING, INC. (USIX)

      Usinternetworking, Inc. implements, operates and supports packaged software applications that can be accessed and used over the Internet. Its services are based on packaged applications from leading software vendors, which are collections of software applications packaged into one application designed to meet a broad range of business needs of a company. USinternetworking's services are designed to meet the needs of middle market companies for business functions such as sales force support, customer support, e-commerce, and human resource and financial management. USinternetworking implements these applications in its own data centers, configures them to meet the needs of its clients and packages them with security, Internet access, back-up and operational support. USinternetworking offers its products and services through a direct sales organization based in the United States.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January       *    January      *    January      *    January      *    January      *     January 43 1/2
February      *    February     *    February     *    February     *    February     *
March         *    March        *    March        *    March        *    March        *
April         *    April        *    April        *    April        *    April     34 5/64
May           *    May          *    May          *    May          *    May       19 27/64
June          *    June         *    June         *    June         *    June      28
July          *    July         *    July         *    July         *    July      18 1/4
August        *    August       *    August       *    August       *    August    10
September     *    September    *    September    *    September    *    September 20 53/64
October       *    October      *    October      *    October      *    October   22 13/64
November      *    November     *    November     *    November     *    November  36 35/64
December      *    December     *    December     *    December     *    December  69 7/8

      The closing price on      , 2000 was       .

                           VERISIGN, INC. (VRSN)

      Verisign, Inc. provides Internet-based services used by Web sites, enterprises and consumers to conduct secure communications and transactions over the Internet and on private networks. Organizations that provide large scale electronic commerce services and communications services over the Internet typically offer these services to consumers to attract users. Verisign markets its services directly through its Web site and its own direct sales force and through value-added resellers and affiliates.

           Closing           Closing           Closing           Closing             Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- ------- -------
January       *    January      *    January      *    January    6 3/8   January    23 13/16 January 161 3/8
February      *    February     *    February     *    February   7 5/32  February   24 1/2
March         *    March        *    March        *    March     11       March      38 1/2
April         *    April        *    April        *    April      9 19/32 April      28 3/4
May           *    May          *    May          *    May        7 63/64 May        29 5/8
June          *    June         *    June         *    June       9 11/32 June       43 1/8
July          *    July         *    July         *    July       7 3/4   July       37 1/16
August        *    August       *    August       *    August     7 3/32  August     54 5/32
September     *    September    *    September    *    September  6 13/16 September  53 1/4
October       *    October      *    October      *    October    7 43/64 October    61 3/4
November      *    November     *    November     *    November  10 1/32  November   92 29/32
December      *    December     *    December     *    December  14 25/32 December  190 5/8

      The closing price on      , 2000 was       .

                        VIGNETTE CORPORATION (VIGN)

      Vignette Corporation develops and markets Internet business software products and services that are designed to enable Internet companies to communicate with customers to develop and manage online customer relationships, attract and retain new customers and increase customer satisfaction. Vignette's StoryServer 4 software platform, which is licensed to clients, is designed to allow enterprises to provide personalized and automatic communications with Web site visitors and provide Web site user profiling and reporting services to track customer profiles. Vignette primarily markets its products through its own direct sales force.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- --------- ------- -------
January       *    January      *    January      *    January      *    January       *     January   195
February      *    February     *    February     *    February     *    February   27 1/8
March         *    March        *    March        *    March        *    March      37 5/8
April         *    April        *    April        *    April        *    April      47 1/2
May           *    May          *    May          *    May          *    May        29 5/8
June          *    June         *    June         *    June         *    June       37 1/2
July          *    July         *    July         *    July         *    July       32
August        *    August       *    August       *    August       *    August     33 29/32
September     *    September    *    September    *    September    *    September  45 1/4
October       *    October      *    October      *    October      *    October    79
November      *    November     *    November     *    November     *    November  103 7/16
December      *    December     *    December     *    December     *    December  163

      The closing price on        , 2000 was    .

                      VITRIA TECHNOLOGY, INC. (VITR)

      Vitria Technology, Inc. provides software for conducting business and electronic commerce over the Internet. Vitria's product, BusinessWare, enables enterprises to conduct business, in real-time, across private corporate networks and over the Internet. The BusinessWare technology allows companies to monitor inefficiencies in Internet business processes and can adapt to changes in business conditions. Vitria licenses its product and sells its services throughout the world primarily through its own direct sales force. Vitria also has established relationships with resellers, technology vendors and systems integrators.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- --------- ------- -------
January       *    January      *    January      *    January      *    January       *     January   98
February      *    February     *    February     *    February     *    February      *
March         *    March        *    March        *    March        *    March         *
April         *    April        *    April        *    April        *    April         *
May           *    May          *    May          *    May          *    May           *
June          *    June         *    June         *    June         *    June          *
July          *    July         *    July         *    July         *    July          *
August        *    August       *    August       *    August       *    August        *
September     *    September    *    September    *    September    *    September  18 7/8
October       *    October      *    October      *    October      *    October    32 31/32
November      *    November     *    November     *    November     *    November   49 29/32
December      *    December     *    December     *    December     *    December  117

      The closing price on        , 2000 was    .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     1,000,000,000 Depositary Receipts

                  Internet Infrastructure HOLDRS SM Trust

                             --------------------

                                   PROSPECTUS

                             --------------------

                              Merrill Lynch & Co.

                                        , 2000

      Until     , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Internet Infrastructure HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated.

      Securities and Exchange Commission registration fee............. $290,136
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Rating agency fees..............................................        0
      Miscellaneous...................................................    9,864
                                                                       --------
        Total......................................................... $650,000

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement , or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 10, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                          Smith
                                                     Incorporated

                                                         *
                                          By: _________________________________
                                            Name: Ahmass L. Fakahany
                                            Title: Senior Vice President,
                                                  Chief Financial Officer and
                                                  Controller


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 10, 2000.

                      Signature                                 Title
                      ---------                                 -----
                          *                       Chief Executive Officer,
     ___________________________________________  Chairman of the Board and Director
                  John L. Steffens

                          *                       Director
     ___________________________________________
                  E. Stanley O'Neal

                          *                       Director
     ___________________________________________
                 George A. Schieren

                          *                       Senior Vice President, Chief
     ___________________________________________  Financial Officer and Controller
                 Ahmass L. Fakahany
               /s/ Stephen G. Bodurtha            Attorney-in-Fact
     By: _______________________________________
                  Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
    4.1   Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as
          Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS
    5.1   Opinion of Shearman & Sterling regarding the validity of the Internet
          Infrastructure HOLDRS Receipts
    8.1   Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences
  *24.1   Power of Attorney (included in Part II of Registration Statement)

--------

* Previously filed